Exhibit 5.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210

December 6, 2024

TransCode Therapeutics, Inc.

6 Liberty Square, #2382

Boston, MA 02109

Re:	Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), of the offer and sale from time to time by the selling stockholders listed in the Registration Statement under “The Selling Stockholders” (the “Selling Stockholders”) of, (i) 173,033 shares of the Company’s common stock, par value $0.0001 per share, (“Common Stock”) issued in a private placement of the Company’s securities (the “PIPE Shares”), (ii) 470,007 shares of Common Stock (the “PIPE PFW Shares”) issuable upon exercise of pre-funded warrants to purchase Common Stock (the “PIPE PFWs”), (iii) up to 4,050,951 shares of Common Stock (the “Series C Common Warrant Shares”) issuable upon exercise of warrants to purchase Common Stock (the “Series C Common Warrants”) and (iv) up to 12,152,853 shares of Common Stock (the “Series D Common Warrant Shares” and together with the Series C Common Warrant Shares, the “Common Warrant Shares”; the Common Warrant Shares together with the PIPE PFW Shares, the “Warrant Shares”) issuable upon exercise of warrants to purchase Common Stock (the “Series D Common Warrants” and together with the Series C Common Warrants, the “Common Warrants”; the Common Warrants together with the PIPE PFWs, the “Warrants”); sold to the Selling Stockholders and certain of their affiliates pursuant to the stock purchase agreement dated as of November 26, 2024, (the “PIPE SPA”) by and among the Company and the Selling Stockholders.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. For purposes of the opinions set forth in numbered paragraph 2, we have assumed that before the Warrant Shares are issued, the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Common Stock authorized under the Company’s certificate of incorporation is less than the number of the Warrant Shares.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that:

1. The PIPE Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2. The Selling Stockholder Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants as applicable, in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinions set forth above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP